Exhibit 99.1

Repare Therapeutics Appoints Susan Molineaux, Ph.D., to Its Board of Directors

CAMBRIDGE, MA & MONTREAL, QC (BUSINESS WIRE)—April 28, 2023— Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a leading clinical-stage precision oncology company, today announced the appointment of Susan Molineaux, Ph.D., to its Board of Directors, effective as of the date of the Company’s upcoming annual meeting of shareholders in June 2023. Concurrent with Dr. Molineaux’s appointment as of the date of the annual meeting, Jerel Davis, Ph.D., Managing Director at Versant Ventures and a founding member of Repare’s Board of Directors, will step down from the Board.

“On behalf of the Company and our Board of Directors, I want to thank Jerel for his service and partnership that have been instrumental in building Repare into the leading precision oncology that it is today,” said Lloyd M. Segal, President and Chief Executive Officer of Repare. “He has made significant contributions from the outset, and I also would like to personally thank Jerel for his ongoing support. In parallel, we are honored to welcome Dr. Molineaux to our Board. Her deep experience and accomplishments as an oncology drug developer will provide valuable guidance as Repare continues to advance and expand its clinical pipeline.”

“It has been my pleasure to work with the Repare management team and serve on the Company’s Board since its founding in 2016,” said Dr. Davis. “I look forward to Repare’s continued progress and have the deepest conviction in the team’s ability to deliver synthetic lethal therapies for patients with unmet need.”

Dr. Molineaux currently serves as President and Chief Executive Officer of Para Therapeutics Inc., a position she has held since April 2023. Most recently, she served as President and Chief Executive Officer of Calithera Biosciences, Inc., which she co-founded in March 2010. Prior to Calithera, she was a co-founder of Proteolix, Inc., and served as Chief Scientific Officer before becoming President and Chief Executive Officer until the Company’s acquisition by Onyx Pharmaceuticals, Inc. in November 2009. Previously, she held various senior scientific and management positions including at Rigel Pharmaceuticals, Inc. and Merck & Co.

Dr. Molineaux currently serves as a member of the Boards of Directors of Geron Corp., Cyteir Therapeutics, Inc. and Smith College, and is a Scientific Advisor for Lightstone Ventures. Dr. Molineaux earned a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology from Johns Hopkins University, and completed a postdoctoral fellowship at Columbia University.

“I am thrilled to join the Board of Repare at such an exciting time in the Company’s growth and evolution,” said Dr. Molineaux. “I look forward to collaborating with my fellow Board members and contributing to the executive team’s execution of its business plans and strategy to deliver synthetic lethal medicines that meaningfully improve the lives of cancer patients.”

About Repare Therapeutics, Inc.

Repare Therapeutics is a leading clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes RP-6306, a PKMYT1 inhibitor currently in Phase 1 clinical development; camonsertib (also known as RP-3500 or RG6526), a potential leading ATR inhibitor currently in Phase 1/2 clinical development and partnered with Roche; a preclinical Polq inhibitor program; as well as several additional, undisclosed preclinical programs. For more information, please visit reparerx.com.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the planned director transition and the Company’s ability to deliver synthetic lethality medicines that meaningfully improve the lives of cancer patients. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the impacts of macroeconomic conditions, including the COVID-19 pandemic, the conflict in Ukraine, rising inflation, and uncertain credit and financial markets on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on February 28, 2023, and its other documents subsequently filed with or furnished to the SEC and AMF. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit reparerx.com and follow Repare on Twitter at @RepareRx and on LinkedIn at https://www.linkedin.com/company/repare-therapeutics/.

Repare Contact:

Robin Garner

Executive Director and Head of Investor Relations

Repare Therapeutics Inc.

info@reparerx.com

Investors:

Matthew DeYoung

Argot Partners

repare@argotpartners.com

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902